Exhibit 99.1

GLUCOTRACK ESTABLISHES PATIENT ADVISORY BOARD TO INFORM DIABETES TECHNOLOGY DEVELOPMENT

Patients get a seat at the table in development of long-term implantable continuous blood glucose monitoring technology

Rutherford, NJ, May, 20, 2025 (GLOBE NEWSWIRE) – Glucotrack, Inc. (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced the formation of a Patient Advisory Board (PAB) comprised of leading patient voices and advocates within the diabetes community.

Following the successful completion of the Company’s first-in-human clinical study, the PAB includes individuals with firsthand experiences and understanding of the impact diabetes management has on daily living. Establishing the PAB aims to keep patients’ insights at the forefront of Glucotrack’s development plans for its long-term implantable Continuous Blood Glucose Monitor (CBGM).

“Similar to scientific or medical advisory boards, we believe that having a patient advisory board is critical to the successful development of our groundbreaking technology,” said Paul V. Goode, PhD, President and Chief Executive Officer of Glucotrack. “This advisory board will allow us to incorporate authentic patient perspectives on an ongoing basis, helping ensure that our innovations address real-world challenges faced by people with diabetes. We look forward to partnering with this group to gain additional insights that will help us create the first CBGM developed WITH people with diabetes FOR people with diabetes.”

The inaugural PAB meeting was held on May 3, 2025. The insights and feedback from this board will make a significant impact on every stage of the CBGM, from clinical to commercial. The board will convene regularly to provide insights on living with diabetes, current management challenges and feedback on Glucotrack’s product development and commercialization strategies.

Glucotrack’s CBGM is a long-term implantable system with no wearable component, designed for up to three years of continuous, accurate blood glucose monitoring, offering a more convenient and less intrusive glucose monitoring solution. The CBGM measures glucose directly from blood, unlike traditional continuous glucose monitoring systems which measure glucose from interstitial fluid. Thus, it aims to provide real-time readings without the lag time typically associated with interstitial glucose measurements.

The Glucotrack Continuous Blood Glucose Monitor is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information about Glucotrack’s CBGM technology, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

# # #

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com